Exhibit 99.1

Safe and Green Holdings Acquires 1,600 Acres of Oil Wells and Oil Leases

New acquisition significantly expands Safe & Green’s oil production holdings

MIAMI, FL, May 29, 2025 (GLOBE NEWSWIRE) -- Safe & Green Holdings Corp. (NASDAQ: SGBX) (“Safe & Green Holdings” or the “Company”), a leading developer, designer, and fabricator of modular structures diversified platform transforming critical infrastructure through sustainable modular innovation, announces the acquisition of certain assets of Sherman Oil Company, LLC and several affiliate individuals and entities that total 1,600 acres of oil wells and leases. The newly acquired assets are reported to be producing an average of 45 barrels of oil per day.

Mike McLaren, Safe and Green Holdings Chairman and CEO commented, “We continue to strengthen our portfolio of oil and gas assets as we endeavor to grow into a diversified oil producer and provider of services to the oil and gas industry. The acquisition of Sherman Oil and their partners adds 111 additional wells to the existing Olenox assets. Of these new wells, only 10% are currently actively producing. By using our Olenox technology and expertise in well revitalization, we expect to ramp production rapidly to 75+ barrels per day within the next four months through a series of cleanouts and restimulations of wellbores. We look forward to continuing to find opportunities to provide our shareholders with additional value.”

About Safe & Green Holdings Corp.

Safe & Green Holdings Corp., a leading modular solutions company, operates under core capabilities which include the development, design, and fabrication of modular structures, meeting the demand for safe and green solutions across various industries. The firm supports third-party and in-house developers, architects, builders, and owners in achieving faster execution, greener construction, and buildings of higher value. For more information, visit https://www.safeandgreenholdings.com/ and follow us at @SGHcorp on Twitter.

Safe Harbor Statement

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. These forward-looking statements are based upon current estimates and assumptions and include statements regarding the acquisition of assets of Sherman Oil Company, LLC and several affiliate individuals and entities that total 1,600 acres of oil wells and leases. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are subject to various risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s ability to successfully operate the oil wells acquired from Sherman Oil Company, LLC and its affiliates, the Company’s ability to successfully increase production of its oil wells, the effect of government regulation, the Company’s ability to maintain compliance with the NASDAQ listing requirements, and the other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and its subsequent filings with the SEC, including subsequent periodic reports on Forms 10-Q and 8-K. The information in this release is provided only as of the date of this release, and we undertake no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Investor Relations:

CORE IR
516 222 2560
investors@safeandgreenholdings.com